                                                                   EXHIBIT 10.19
                                                                   -------------

                              CONSULTING AGREEMENT
                              --------------------


     This Agreement is made as of the 20th day of February, 1997 between TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), and William
F. Rhatigan (the "Senior Consultant").

                                    RECITALS
                                    --------

     The Senior Consultant and the Company are currently parties to that certain employment agreement dated as of August 13, 1996 (the "Employment Agreement"). The parties hereto desire to terminate all of their respective rights and obligations under the Employment Agreement and enter into this Agreement with such termination to be effective as of the date of this Agreement.

     The Company desires to retain the Senior Consultant, and the Senior Consultant desires to provide services to the Company, upon the terms and conditions hereinafter set forth.

                                  WITNESSETH:
                                  ----------
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.   Consultancy.
     -----------

     (a) The Company hereby retains the Senior Consultant and the Senior Consultant hereby accepts such retention as a senior business consultant to the Company, reporting directly to the Chairman of the Board on such special projects as may be mutually agreed, including but not limited to major account relationships, acquisitions, and hiring and education of senior management personnel.

     (b) The Senior Consultant represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit the Senior Consultant from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to the Senior Consultant by the Company.

2.   Performance.
     -----------

     The Senior Consultant's consulting duties as requested by the Company shall not average more than 7 days per month during the term of the Agreement.

3.   Term.
     ----

     The term of this Agreement shall begin on the date hereof and shall continue until December 31, 1999, unless terminated prior thereto in accordance with Sections 5 or 6.

4.   Compensation for Consultancy.
     ----------------------------

     (a) The Senior Consultant shall be compensated at an annual rate of $150,000 (such amount is referred to herein as the "Fees") for his services to the Company during the Term, which the Company shall pay to the Senior Consultant on a monthly basis, and reimbursement, in accordance with the Company's policies, upon proper accounting, of reasonable expenses and disbursements incurred by the Senior Consultant in the course of his duties ("Reimbursements"). During the term of this Agreement, the Senior Consultant shall not be entitled to receive any directors' fees from the Company on account of his service as a director of the Company other than reimbursement of expenses.

     (b) The Company shall provide the Senior Consultant with insurance coverage as provided in Exhibit A attached hereto.

     (c) Through December 31, 1997, the Company shall provide the Senior Consultant the office space currently used by the Senior Consultant in Cambridge, MA and allow the Senior Consultant to utilize the services of the support staff of the Company located at such office as needed.

5.   Termination Without Compensation.
     --------------------------------

     (a) Total Disability.  If the Senior Consultant becomes totally disabled
         ----------------
(as defined below), the Company may terminate the Term by notice to the Senior Consultant, and as of the termination date, the Company shall have no further liability or obligation to the Senior Consultant hereunder, except that the Senior Consultant shall receive any unpaid Fees and Reimbursements that have accrued through the date of termination. For the purposes hereof, the Senior Consultant shall be deemed to be "totally disabled" if the Senior Consultant is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this
Section 5(a), the Senior Consultant shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Senior Consultant, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

     (b) Death.  If the Senior Consultant dies, this Agreement shall terminate
         -----
on the date of death, and thereafter the Company shall not have any further liability or obligation to the Senior Consultant, his executors, administrators, heirs, assigns or any other person claiming under or through his estate, except that the Senior Consultant's estate shall receive any unpaid Fees and Reimbursements that have accrued through the date of termination.

     (d) Cause.  The Company may terminate the Term for "cause" by giving the
         -----
Senior Consultant 30 days notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Senior Consultant, except that the Senior Consultant shall receive any unpaid Fees and Reimbursements that have accrued through the date of termination, net of any liabilities that the Senior Consultant may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Senior Consultant to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, conviction of a felony or other crime involving moral turpitude, or habitual insobriety.

6.   Termination With Compensation.  The Company shall have the right to
     -----------------------------
terminate the Term without cause at any time by giving the Senior Consultant 30 days' notice of the termination date. Under such circumstances, the Company shall continue to pay to the Senior Consultant the Fees and provide the Fringe Benefits listed in paragraph (a) on Exhibit A through December 31, 1999, and as of the termination date, the Company shall not have any further liability or obligation to the Senior Consultant. The Fees to be paid and Fringe Benefits to be provided under this Section 6 are referred to herein as the "Termination Compensation." The Senior Consultant shall not be entitled to any Termination Compensation unless the Senior Consultant executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Senior Consultant releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligations with respect to the Termination Compensation. The parties hereto acknowledge that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release.

7.   Agreement Not to Compete.
     ------------------------

          (a) The Senior Consultant covenants that for the period beginning on the termination of Senior Consultant's engagement hereunder and ending on the second anniversary of the date of such termination of the consultancy hereunder (the "Restricted Period"), he will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business conducted by the Company prior to the time the Senior Consultant assumed his consulting capacity hereunder with any portion of the United States in the direct marketing business which includes inbound and outbound telemarketing, fulfillment, direct mail, customer retention and market research (the "Business"). Notwithstanding the foregoing, the Senior Consultant may be involved in a business which performs such services internally and which services are merely ancillary to the sale and marketing of the products produced or services provided by such business. It is recognized by the

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Senior Consultant and the Company that the Business is and is expected to continue to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 7(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Senior Consultant as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934.

          (b) The Senior Consultant further covenants that during the Restricted Period, he will not, either directly or indirectly, (i) call on or solicit any person who or which has been a customer of the Company with respect to the activities prohibited by Section 7(a) or (ii) solicit the employment of any person who is employed by the Company during such period on a full or part-time basis.

          (c) The Senior Consultant recognizes and acknowledges that by reason of his ownership of and engagement by the Company he has had access to Confidential Information relating to the Business. The Senior Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information after the date hereof to any person for any reason whatsoever, unless such information
(i) is in the public domain through no wrongful act of Senior Consultant, (ii) has been rightfully received from a third party without restriction and without breach of this Agreement or (iii) except as may be required by law.

          (d) The Senior Consultant acknowledges that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Company, and that any violation will result in irreparable injury to the Company.

          (e) The Senior Consultant agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 7, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this
Section 7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          (f) Except for the second sentence of Section 7(a) above, the covenants set forth in this Section 7 shall be in addition to and not in limitation of any similar covenants set forth in the Asset Purchase Agreement by and among the Company, CRW Financial, Inc., NBG Services, Inc., Michael J. Gallant and the Senior Consultant dated as of May 3, 1996 and amended and restated on

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May 21, 1996. The second sentence of Section 7(a) above shall be deemed to modify the covenant set forth in Section 8.7(a) of the Purchase Agreement.

8.   Inventions, Designs and Product Developments.
     --------------------------------------------

     All inventions, innovations, designs, ideas and product developments, developed or conceived by the Senior Consultant, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Term or during his employment by NBG Services, Inc. and RG Associates, Inc. prior to the commencement of the Term and that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Senior Consultant's right, title and interest therein, shall be the exclusive property of the Company. The Senior Consultant hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Senior Consultant shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Senior Consultant shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Senior Consultant for all reasonable expenses incurred by his in compliance with the provisions of this Section 8.

9.   Confidential Information.
     ------------------------

          (a) The Senior Consultant has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Senior Consultant or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Term, the Senior Consultant shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

          (b) All Company Information developed, created or maintained by the Senior Consultant, alone or with others while employed by the Company, and all Company Information maintained by the Senior Consultant thereafter, shall remain at all times the exclusive property of the Company. The Senior Consultant shall return to the Company all Company Information, and reproductions thereof, whether prepared by his or others, that are in his possession immediately upon request and in any event upon the completion of his engagement by the Company.

10.  Remedies.
     --------

     The Senior Consultant expressly acknowledges that the remedy at law for any breach of Sections 7, 8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Senior Consultant's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.  General.
     -------

          (a) Governing Law.  The terms of this Agreement shall be governed by
              -------------
the laws of the Commonwealth of Pennsylvania.

          (b) Company.  For purposes of Sections 7, 8, 9 and 10, the term
              -------
"Company" shall be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise.

          (c) Binding Effect.  All of the terms and provisions of this Agreement
              --------------
shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Senior Consultant hereunder are of a personal nature and shall not be assignable in whole or in part by the Senior Consultant.

          (d) Notices.  All notices required to be given under this Agreement
              -------
shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

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

          TO SENIOR CONSULTANT:

               Mr. William F. Rhatigan
               19 Knowlton Drive
               Acton, MA  01720

               with a copy to:

               Abrams, Roberts, Klickstein & Levy LLP
               Counsellors at Law
               265 Franklin Street
               Boston, MA  02110
               Attn:  Barry C. Klickstein, Esq.


          TO THE COMPANY:

               TeleSpectrum Worldwide Inc.
               443 S. Gulph Road
               King of Prussia, PA  19406
               Fax:  610-878-7480
               Attn:  Chairman of the Board

               With a copy to:

                    Morgan, Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA  19103
                    Fax:  215-963-5299
                    Attn:   Stephen M. Goodman, Esquire


          (e) Entire Agreement; Modification; Termination of Employment
              ---------------------------------------------------------
Agreement This Agreement constitutes the entire agreement of the parties hereto
---------
with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto. The Employment Agreement is hereby terminated as of the date of this Agreement without the necessity of any further action by any party thereto.

          (f) Status of Stock Options.  Notwithstanding the Senior Consultant
              -----------------------
retirement from employment with the Company and the termination of the Employment Agreement, the Company hereby confirms that the term Employee, as used in that certain Grant Letter dated as February 1997, also includes consultants and directors of the Company. Accordingly, Section 2(e)

                                      -7-
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of such Grant Letter has not been triggered by the Senior Consultant's retirement from employment with the Company.

          (g) Duration.  Notwithstanding the termination of the Term and of the
              --------
Senior Consultant's engagement by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

          (h) Waiver.  No waiver of any breach of this Agreement shall be
              ------
construed to be a waiver as to succeeding breaches.

          (i) Severability.  If any provision of this Agreement or application
              -------------
thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.


                              TELESPECTRUM WORLDWIDE INC.


                              By:__________________________
                                      President



                              _____________________________
                              WILLIAM F. RHATIGAN

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

                                                                       EXHIBIT A

                                FRINGE BENEFITS
                                ---------------

     At the Company's expense health insurance for the Senior Consultant and the Senior Consultant's spouse, with the same benefits generally provided to the Company's most senior executive employees from time to time during the Term.